Exhibit-12



                            LACLEDE GAS COMPANY AND SUBSIDIARY COMPANIES

                     SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                     -------------------------------------------------------------
                             12 Months             Fiscal Year Ended September 30,
                               Ended       --------------------------------------------
                               3/31/00     1999      1998     1997     1996     1995
                              ---------    ----      ----     ----     ----     ----
                                                     (Thousands of Dollars)
Income before interest
     charges and income
     taxes                    $61,441      $61,016   $64,603  $69,908  $69,168  $49,557

Add: One third of applicable
     rentals charged to
     operating expense
     (which approximates the
     interest factor)             307          301       297      294      291      288
                              ---------------------------------------------------------
     Total Earnings           $61,748      $61,317   $64,900  $70,202  $69,459  $49,845
                              ---------------------------------------------------------
                              ---------------------------------------------------------

Interest on long-term debt    $14,841      $13,966   $14,797  $14,169  $13,939  $12,544
Other interest                  6,997        6,627     6,473    4,919    4,008    5,983

One-third of applicable
     rentals charged to
     operating expense
     (which approximates the
     interest factor)             307          301       297      294      291      288
                              ---------------------------------------------------------

     Total Fixed Charges      $22,145      $20,894   $21,567  $19,382  $18,238  $18,815
                              ---------------------------------------------------------
                              ---------------------------------------------------------

Ratio of Earnings to
     Fixed Charges               2.79         2.93      3.01     3.62     3.81     2.65

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